EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 20, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Oct 2008 – Sep 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.2%	1.8%	-5.8%	-11.2%	-6.5%	-4.5%	0.3%	-4.5%	10.5%	-28.3%	-0.4	-0.6
B**	-0.2%	1.8%	-6.2%	-11.7%	-7.1%	-5.1%	-0.4%	-5.1%	10.5%	-30.5%	-0.4	-0.6
Legacy 1***	-0.2%	2.0%	-4.2%	-9.2%	-4.4%	N/A	N/A	-3.8%	10.4%	-22.5%	-0.3	-0.5
Legacy 2***	-0.2%	2.0%	-4.4%	-9.4%	-4.7%	N/A	N/A	-4.1%	10.4%	-23.1%	-0.4	-0.5
Global 1***	-0.2%	1.9%	-3.8%	-8.7%	-4.6%	N/A	N/A	-4.5%	9.9%	-21.6%	-0.4	-0.6
Global 2***	-0.2%	1.9%	-4.0%	-8.9%	-4.8%	N/A	N/A	-4.8%	9.9%	-22.6%	-0.4	-0.6
Global 3***	-0.2%	1.8%	-5.2%	-10.4%	-6.5%	N/A	N/A	-6.5%	9.9%	-28.3%	-0.6	-0.8

S&P 500 Total Return Index****	1.3%	4.8%	21.8%	21.3%	16.9%	10.4%	7.7%	10.4%	18.1%	-36.1%	0.6	0.8
Barclays Capital U.S. Long Gov Index****	1.6%	-0.9%	-10.9%	-11.6%	3.2%	6.2%	6.0%	6.2%	13.8%	-14.0%	0.5	0.8
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	21%					21%
Energy	9%	Long	Brent Crude Oil	3.3%	Long	9%	Long	Brent Crude Oil	3.3%	Long
			Crude Oil	2.6%	Long			Crude Oil	2.6%	Long
Grains/Foods	9%	Long	Soybeans	1.7%	Long	9%	Long	Soybeans	1.7%	Long
			Corn	1.6%	Short			Corn	1.6%	Short
Metals	3%	Short	Gold	1.0%	Short	3%	Short	Gold	1.0%	Short
			Aluminum	0.5%	Short			Aluminum	0.5%	Short
FINANCIALS	79%					79%
Currencies	32%	Short $	Euro	6.6%	Long	32%	Short $	Euro	6.6%	Long
			Canadian Dollar	3.3%	Long			Canadian Dollar	3.3%	Long
Equities	32%	Long	S&P 500	5.9%	Long	32%	Long	S&P 500	5.9%	Long
			Dax Index	4.0%	Long			Dax Index	4.0%	Long
Fixed Income	15%	Short	Long Gilts	2.6%	Short	15%	Short	Long Gilts	2.6%	Short
			Bobl	1.9%	Short			Bobl	1.8%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell nearly 3%, driven lower by profit-taking and by concerns surrounding potential supply disruptions from the Middle East.  Natural gas markets finished nearly flat as gains fostered by weak supply data were offset by forecasts for upcoming cold weather in the U.S.

Grains/Foods
Soybean markets fell nearly 12%, to a 4-week low, as rain in the Midwest bolstered supply forecasts.  Wheat prices rallied due to strong export data.  Cocoa prices also moved modestly higher, supported by unfavorable weather conditions in West Africa and increased demand by the world’s chocolate producers.

Metals
Precious metals markets finished higher after the Federal Reserve announced it would continue its monetary easing program; this action increased demand for dollar-hedging assets.  Base metals markets also reacted positively to the Fed’s news as speculators believed increased economic stimulus would bode well for industrial demand.

Currencies
The U.S. dollar fell sharply against global counterparts because of the U.S. Federal Reserve’s decision to postpone tapering of its quantitative easing program.  The Fed’s announcement led to a sharp rally in higher-yielding currencies, including the Australian and New Zealand dollars.  Conversely, the news also led to a subsequent decline in safe-haven currencies, most notably the Japanese yen.  The Swiss franc rallied in reaction to data which showed a strong increase in investor confidence.

Equities	Volatile U.S. equity markets ended the week higher, driven by the Federal Reserve’s tapering decision.
Fixed Income
U.S. Treasury and German Bund prices predominantly rose after bearish comments by Chairman Bernanke fueled concerns U.S. economic growth was still under strain.  German Bund markets were also supported by renewed concerns surrounding the Portuguese economy.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.